Exhibit 23.3

FELDMAN FINANCIAL ADVISORS, INC.

1001 CONNECTCUT AVENUE, NW — SUITE 840

WASHINGTON, DC 20036

202-467-6862 — (FAX) 202-467-6963

December 17, 2009

Board of Directors

Fairmount Bank

8216 Philadelphia Road

Baltimore, Maryland 21237

Members of the Board:

We hereby consent to the use of our firm’s name in the Application for Conversion on Form AC, and amendments thereto, filed by Fairmount Bank with the Office of Thrift Supervision. We also consent to the use of our firm’s name in the Registration Statement on Form S-1, and amendments thereto, filed by Fairmount Bancorp, Inc. with the Securities and Exchange Commission. Additionally, we consent to the inclusion of, summary of, and reference to our Conversion Valuation Appraisal Report in such filings and amendments, including the Prospectus of Fairmount Bancorp, Inc.

We further consent to reference in the aforementioned filings and amendments the summary of our opinion as to the value of subscription rights granted by Fairmount Bank pursuant to its Plan of Conversion.

Sincerely,

FELDMAN FINANCIAL ADVISORS, INC.